Exhibit 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of First Wyoming Capital Corporation of our report dated May 13, 2015 relating to our audits of the consolidated financial statements as of and for the years ended December 31, 2014 and 2013, appearing in this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in this Registration Statement.

/s/ McGee, Hearne & Paiz, LLP
Cheyenne, Wyoming
August 25, 2015